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                                                                  EXHIBIT 99.(h)



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Schedule 13E-4 filed in connection with the Offer to Purchase of Nitches, Inc. of our report dated October 10, 1997, appearing in the Annual Report on Form 10-K of Nitches, Inc. for the year ended August 31, 1997.



Moss Adams LLP




Los Angeles, California
August 18, 1998